Exhibit 99.1

Department of War Makes Landmark $450 Million Committed Investment in

The Elmet Group to Secure America’s Tungsten Supply Chain

Investment expected to enhance domestic manufacturing capacity and reduce foreign dependence on critical minerals

Anticipated to expand ELMT’s resilient global tungsten mining network and processing capabilities

ELMT secures up to $2 billion agreement to support the National Defense Stockpile

Company to host investor call today at 9 a.m. ET

PORTLAND, Maine — September 14, 2026 — The Elmet Group Co. (NASDAQ: ELMT) (“ELMT” or the “Company”), a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems, today announced a $450 million committed investment from the United States Department of War (“DoW”) to accelerate ELMT’s U.S. manufacturing capabilities and expand agreements with key supply-chain partners.

The investment will be used to increase domestic tungsten manufacturing, secure long-term access to critical raw materials, and strengthen mining and processing capacity. This includes an anticipated more than $165 million investment in ELMT’s operations in Maine; Michigan; and Ohio, which manufacture and process tungsten, molybdenum, and other advanced materials and components.

The funding will also support ELMT’s investments in mining and processing operations in the United States, Australia, and Spain, helping to establish a resilient supply chain. To support these efforts, ELMT will launch Elmet Refining & Trading (“ERT”), a new division responsible for coordinating sourcing, processing, and material delivery across the Company’s expanding global network.

“This investment represents an important step toward securing a resilient supply of tungsten, a material that is critical to America’s defense, industrial, and economic future,” said The Elmet Group CEO and Chairman Peter V. Anania. “The Elmet Group’s vertically integrated production capabilities, sourcing strategy, and commitment to expanding capacity positions our company to play a meaningful role in strengthening supply chains. We are honored by the Administration’s and DoW’s confidence in The Elmet Group and look forward to using this investment to expand capacity, strengthen supply security, and support our customers’ growing needs. Following our successful IPO earlier this year and recent expansion into Europe, we believe this investment will further accelerate our growth and reinforces The Elmet Group’s position as a leading Western supplier of tungsten products and other advanced materials and components.”

Tungsten is a strategically important metal valued for its ability to withstand extreme heat, pressure, and wear, making it essential to national defense and a wide range of advanced industrial applications. Its unique properties make it irreplaceable in certain high-performance components used across aerospace, energy, semiconductor, medical, and industrial markets, underscoring the need for reliable and secure sources of supply. ELMT is a supplier to critical U.S. defense programs, including Patriot, Javelin, AEGIS, Trident II, and THAAD, as well as Virginia- and Columbia-class submarines, and is the only U.S.-owned, vertically-integrated producer of tungsten servicing the full breadth of critical end markets.

The DoW’s investment in ELMT is an initiative launched under its newly established Economic Defense Unit (“EDU”), which was created earlier this year to coordinate defense-related economic initiatives aimed at accelerating U.S. defense industrial base production. This is part of the U.S. government’s broader effort to build resilient domestic and allied supply chains for the critical minerals, materials, and components.

“The Department is committed to empowering the American warfighter and workforce,” said George K. Kollitides II, Director of the Economic Defense Unit. “We are proud to invest in Elmet Technologies to bring tungsten-processing capacity home to the United States and strengthen the industrial might that powers and protects our way of life.”

Transaction Overview

Under terms of the agreement, the DoW has agreed to invest $450 million to support ELMT’s efforts to expand tungsten mining, processing, and manufacturing capacity. The investment will be funded through an initial $200 million drawdown at closing, followed by additional drawdowns. In connection with the investment, the DoW will receive redeemable preferred equity, warrants representing up to 19.9% of ELMT’s common stock on a post-transaction basis, and the right to appoint one independent director to the Company’s Board and one non-voting Board observer.

To implement the Company’s obligations under the agreements, the Company entered into a restricted entity compliance plan with Continental Stock Transfer & Trust Company, as rights agent (the “Plan”), designed to deter a Restricted Entity (as defined in the Plan), or a group including a Restricted Entity, from acquiring beneficial ownership of 10% or more of the Company’s outstanding common stock. Other than with respect to Restricted Entities, it does not limit any person’s ability to acquire shares of the Company’s common stock or to make offers to acquire, merge or combine with the Company.

Together, the initiatives funded by the investment are designed to expand domestic manufacturing, strengthen global mining and processing capacity. ELMT will be involved with securing a, vertically integrated tungsten supply chain serving critical defense and commercial end markets. Specifically, ELMT plans to:

●	Invest more than $165 million in its U.S. manufacturing facilities in Lewiston, Maine; Coldwater, Michigan; and Euclid, Ohio to expand production capacity, increase tungsten output and modernize infrastructure supporting critical defense, aerospace, and industrial applications, including Patriot, Phalanx, JDAM, F-35, and rocket programs.

●	Allocate approximately $150 million to Blue Moon’s Springer Tungsten Complex in Imlay, Nevada, forming and operating a majority-owned joint venture with Blue Moon Metals and EQ Resources of Australia to restart and expand ammonium paratungstate (“APT”) conversion capacity at the facility.

●	Establish Elmet Refining and Trading (“ERT”), a new division that will coordinate sourcing, refining, and delivery activities across a diversified supply chain, helping ensure reliable long-term access to tungsten for the U.S. and its Allies.

●	Support strategic mining, processing, and commercial partnerships in the U.S. and allied countries, including investments in the United States, Australia, and Spain, creating a more resilient supply chain for critical materials independent of China.

●	Secure long-term tungsten feedstock and processing capacity through strategic investments and offtake agreements, strengthening access to mined material while supporting the development of additional Western refining and conversion capabilities.

Tungsten Resiliency Framework: Up to $2 Billion National Defense Stockpile Agreement

Separately, Elmet Technologies, a subsidiary of ELMT, has been awarded an indefinite delivery/indefinite quantity (“IDIQ”) contract by the Defense Logistics Agency (“DLA”) to support the rebuilding of the U.S. National Defense Stockpile and strengthen the long-term resiliency of the nation’s tungsten supply chain. The contract has a ceiling value of up to $2 billion, including a guaranteed funded commitment of $150 million, and covers the supply of tungsten ores, concentrates and sodium tungstate to DLA Strategic Materials.

Importantly, ELMT does not intend to begin delivering material into the National Defense Stockpile until sufficient incremental supply becomes available through the mining investments, offtake agreements, and processing capacity expansions announced today, ensuring stockpile replenishment does not come at the expense of existing American manufacturers. Deliveries will be phased in coordination with DLA as new production capacity comes online from ELMT’s approved supplier network, including Blue Moon Metals’ Springer Mine in Nevada and EQ Resources’ Mt. Carbine Mine in Australia and Barruecopardo Mine in Spain.

The contract includes a five-year base ordering period through August 30, 2031, with a two-year extension option through August 30, 2033, providing a long-term framework to strengthen domestic and allied sources of a critical material essential to U.S. defense and industrial capabilities.

Investor Call

ELMT will host a conference call for investors to discuss the investment today at 9:00 a.m. ET. Details can be found at https://event.choruscall.com/mediaframe/webcast.html?webcastid=8mKspJRt. A live webcast of the investor call, as well as related presentation materials, will be available through the Investor Relations section of the company’s website (https://investors.theelmetgroup.com/). A replay of the webcast will be available for 30 days following the presentation.

Advisors

Goldman Sachs & Co. LLC and Cantor Fitzgerald & Co. are acting as financial advisors, Akin Gump Strauss Hauer & Feld LLP and Ellenoff Grossman & Schole LLP are acting as legal advisors, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to ELMT.

About The Elmet Group

The Elmet Group is a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through three divisions: Critical Materials Components (CMC), Engineered Microwave Products (EMP), and Elmet Refining & Trading (ERT), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

Media Contact

media@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury
Gateway Group, Inc.
ELMT@gateway-grp.com
949-574-3860

Forward-looking statements disclaimer

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding (i) the ultimate size of (a) the DoW’s investment, (b) ELMT’s investments into modernizing and expanding its existing facilities, (c) ELMT’s investment in the Blue Moon Springer Tungsten Complex and (d) ELMT’s investments in creating a network of strategic partnerships to diversify Tungsten supply; (ii) Elmet’s ability to: (a) establish a secure, diversified and vertically integrated Tungsten supply chain while expanding domestic manufacturing and strengthening allied sources of critical minerals, (b) expand relationships with key supply-chain partners, (c) secure long-term access to critical raw materials, processing and refining assets, (d) modernize and expand its existing critical infrastructure facilities, (e) effectively meet demand for its products and (f) restart production at the Blue Moon Springer Tungsten Complex on the anticipated timeline and at the anticipated cost; (iii) the creation of ERT enhancing ELMT’s control over feedstock sourcing, processing capacity, material flows and support to customers as well as strengthening its competitive position in strategic end markets; (iv) ELMT’s ability to successfully navigate turbulent raw materials markets; (viii) ELMT’s ability to successfully perform under, and realize the anticipated benefits of, its indefinite delivery/indefinite quantity contract with the Defense Logistics Agency; (ix) ELMT’s ability to realize the anticipated benefits of partnerships, including with Blue Moon Metals and EQ resources as well as the successful operation of joint ventures with such parties; and (x) ELMT’s future performance, expected outcomes and strategic initiatives.

When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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